Exhibit 21

Subsidiaries of Registrant

Legal Name	City/State	Percentage Owned
	(location)
MERCANTILE BANKSHARES CORPORATION	Baltimore, MD
Annapolis Banking & Trust Company, The	Annapolis, MD	100.00
A B & T Holdings & Investments, Inc.	Selbyville, DE	100.00
Citizens National Bank, The	Laurel, MD	100.00
C N B Holdings & Investments, Inc.	Selbyville, DE	100.00
C N B Realty Holdings, Inc.* **	Laurel, MD	100.00
Farmers & Mechanics Bank	Frederick, MD	100.00
CC Title Services, LLLP	Columbia, MD	60.00
(Fidelity Bank, a division of Farmers & Mechanics Bank)	Hagerstown, MD	100.00
Keller Stonebraker Insurance Group, Inc.	Hagerstown, MD	100.00
Key Holdings, Inc. *	Frederick, MD	100.00
Key Management, Inc.	Frederick, MD	100.00
Potomac Basin Group Associates, Inc.	Beltsville, MD	100.00
James Monroe Statutory Trust I	Arlington, VA	100.00
James Monroe Statutory Trust II	Arlington, VA	100.00
James Monroe Statutory Trust III	Arlington, VA	100.00
Marshall National Bank and Trust Company	Marshall, VA	100.00
MBC Agency, Inc.	Baltimore, MD	100.00
Mercantile Life Insurance Company	Baltimore, MD	100.00
MBC Financial Corporation	Baltimore, MD	100.00
Wireless Partners, LLC	McLean, VA	10.36
Mercantile Absolute Return Fund LLC	Dover, DE	36.50
Mercantile Alternative Strategies Fund LLC	Dover, DE	46.00
Mercantile/Colorado, LLC	Baltimore, MD	100.00
Geneos Wealth Management, Inc.	Denver, CO	34.00
Mercantile County Bank	Elkton, MD	100.00
MCB Holdings & Investments, Inc.	Selbyville, DE	100.00
Mercantile Eastern Shore Bank	Chestertown, MD	100.00
MESB Holdings & Investments, Inc.	Selbyville, DE	100.00
Mercantile Federalsburg, LLC	Federalsburg, MD	100.00
Mercantile Long-Short Manager Fund LLC	Dover, DE	45.00
Mercantile MOC, LLC	Linthicum, MD	100.00
Mercantile Peninsula Bank	Selbyville, DE	100.00
Mercantile Real Estate Advisors, Inc.	Baltimore, MD	100.00
Mercantile-Safe Deposit and Trust Company	Baltimore, MD	100.00
CBNV Insurance Agency, LLC	Sterling, VA	100.00
17 F Hamil Road, LLC* **	Baltimore, MD	100.00
MBC Leasing Corp.	Baltimore, MD	100.00
Mercantile Capital Advisors, Inc.	Baltimore, MD	100.00
Mercantile/Cleveland, LLC	Wilmington, DE	100.00
Boyd Watterson Asset Management, LLC	Cleveland, OH	100.00
Mercantile Brokerage Services Holding, LLC	Baltimore, MD	100.00
Mercantile Brokerage Services, Inc.	Baltimore, MD	100.00
MPA York, Inc.*	Baltimore, MD	100.00
MSD&T Holdings & Investments, Inc.	Selbyville, DE	100.00
MSD&T LPC, Inc.	Selbyville, DE	100.00

Legal Name	City/State	Percentage Owned
	(location)
Mercantile Mortgage Corporation	Baltimore, MD	100.00
Mercantile Mortgage, LLC	Baltimore, MD	49.90
West River 1, LLC	Baltimore, MD	100.00
HarborPoint Capital GP, LLC	Baltimore, MD	100.00
HarborPoint Capital LP	Baltimore, MD	74.00
Orange Central Corporation	Baltimore, MD	100.00
Osprey I, LLC* **	Baltimore, MD	100.00
Osprey II, LLC* **	Baltimore, MD	100.00
Osprey III, LLC* **	Baltimore, MD	100.00
Osprey IV, LLC* **	Baltimore, MD	100.00
7050 Oakland Mills Road Corp. *	Baltimore, MD	100.00
Mercantile Southern Maryland Bank	Leonardtown, MD	100.00
MSMB Holdings & Investments, Inc.	Selbyville, DE.	100.00
National Bank of Fredericksburg, The	Fredericksburg, VA	100.00
Labrador Holdings, Inc.* **	Fredericksburg, VA	100.00
Westminster Union Bank	Westminster, MD	100.00
W B & T Holdings & Investments, Inc	Selbyville, DE	100.00

*DPC entity formed to hold foreclosed property
** Inactive